Exhibit 99.2
Crown Building Maintenance Co. and Crown Energy Services, Inc.
dba Able Services
Combined Financial Statements
As of June 30, 2021 and for the Period from January 1, 2021 and June 30, 2021

Exhibit 99.2
TABLE OF CONTENTS

Page No.
Independent Accountant’s Review Report	1

Combined Balance Sheet	2

Combined Statement of Income and Retained Earnings	3

Combined Statement of Cash Flows	4

Notes to Combined Financial Statements	5-13

Exhibit 99.2

INDEPENDENT ACCOUNTANT'S REVIEW REPORT

To the Shareholders of
Crown Building Maintenance Co. and Crown Energy Services, Inc.
dba Able Services
San Francisco, California
We have reviewed the accompanying combined financial statements of Crown Building Maintenance Co. and Crown Energy Services, Inc. dba Able Services (collectively, the "Company"), which comprise the combined balance sheet as of June 30, 2021, and the related combined statements of income and retained earnings, and cash flows for the period from January 1, 2021 to June 30, 2021, and the related notes to the combined financial statements. A review includes primarily applying analytical procedures to management's financial data and making inquiries of management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the combined financial statements as a whole. Accordingly, we do not express such an opinion.

Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the combined financial statements that are free from material misstatement whether due to fraud or error.

Accountant's Responsibility
Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the combined financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

Accountant's Conclusion
Based on our review, we are not aware of any material modifications that should be made to the accompanying combined financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

ArmaninoLLP
San Francisco, California

November 2, 2021

MOORE

An independent firm associated with Moore Global Network Limited

Exhibit 99.2
Crown Building Maintenance Co. and Crown Energy Services, Inc.
dba Able Services
Combined Balance Sheet
June 30, 2021
(In thousands)

ASSETS
Current assets
Cash	$104,531
Restricted cash	5,586
Accounts receivable, net	146,004
Miscellaneous deposits and other assets	5,946
Total current assets	262,067

Property and equipment, net	4,940
Intangible assets, net	8,897

Total assets	$275,904

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$25,477
Accrued liabilities	80,460
Total current liabilities	105,937

Payroll taxes, net of current portion	12,505
Workers‘ compensation and general liability loss reserve	76,894
Deferred compensation plan liability	29,558
Total liabilities	224,894

Shareholders' equity
Common stock	84
Retained earnings	50,926
Total shareholders‘ equity	51,010

Total liabilities and shareholders' equity	$275,904

See accompanying notes and independent accountant's review report.

Exhibit 99.2

Crown Building Maintenance Co. and Crown Energy Services, Inc.
dba Able Services
Combined Statement of Income and Retained Earnings
For the Period from January 1, 2021 to June 30, 2021
(In thousands)

Sales and services	$529,630

Cost of sales and services	455,049

Gross proﬁt	74,581

Operating expenses	45,418

Income from operations	29,163

Other income (expense)
Other expenses	(1,787)
Interest Expense	(533)
Total other income (expense), net	(2,320)

Income before provision for income taxes	26,843

Provision for income taxes	776

Net income	26,067

Retained earnings, beginning of period	59,860

Distributions paid	(35,001)

Retained earnings, end of period	$50,926

See accompanying notes and independent accountant's review report.

Exhibit 99.2
Crown Building Maintenance Co. and Crown Energy Services, Inc.
dba Able Services
Combined Statement of Cash Flows
For the Period from January 1, 2021 to June 30, 2021
(In thousands)

Cash flows from operating activities
Net income	$26,067
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	322
Amortization	1,428
Gain from disposal of asset	5
Interest accrued on loans from shareholder	533
Change in allowance for doubtful accounts	(1,229)
Changes in operating assets and liabilities
Accounts receivable	3,922
Miscellaneous deposits and other assets	(1,523)
Accounts payable	1,611
Accrued liabilities	(10,000)
Workers' compensation and general liability loss reserve	1,680
Deferred compensation plan liability	(42)
Net cash provided by operating activities	22,774

Cash flows from investing activities
Purchases of property and equipment	(95)
Net cash used in investing activities	(95)

Cash flows from financing activities
Distributions paid	(35,008)
Repayment of loans from shareholder	(11,222)
Net cash used in financing activities	(46,230)

Net decrease in cash and restricted cash	(23,551)

Cash and restricted cash, beginning of period	133,668

Cash and restricted cash, end of period	$110,117

Cash and restricted cash consisted of the following:
Cash	$104,531
Restricted cash	5,586
$110,117

Supplemental disclosures of cash flow information

Cash paid during the six month period for
Income taxes	$1,741
Interest	$533

See accompanying notes and independent accountant's review report.

Exhibit 99.2
Crown Building Maintenance Co. and Crown Energy Services, Inc.
dba Able Services
Notes to Combined Financial Statements
June 30, 2021
(In thousands)

1.NATURE OF OPERATIONS

Able Services is comprised of Crown Building Maintenance Co. dba Able Building Maintenance Co. ("BM") and Crown Energy Services, Inc. dba Able Engineering Services ("AES") collectively, the ("Company").

BM is engaged primarily in the business of providing janitorial services in California, Texas, Illinois, Oregon, New York and various other states to commercial and residential clients.

AES provides engineers and technical support to maintain a commercial building's mechanical, electrical, utility systems and equipment. AES' primary objective is to achieve maximum operational efficiency while balancing the need for environmental comfort, cost effectiveness, convenience and safety. AES presently provides services in California, Texas, Illinois, Oregon, New York and various other states.

During 2014, AES and BM each acquired 250,000 shares of common stock of AbleServe Management Company ("AbleServe") representing an ownership interest of 50% for each entity. AbleServe provides management, administrative, and operational services for BM and AES. All significant intercompany balances and transactions have been eliminated.

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of combination and presentation

The combined financial statements include the combined accounts of BM and AES which are under common ownership. All significant intercompany balances and transactions have been eliminated.

Use of estimates

The preparation of combined financial statements in conformity with US. GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could materially differ from those estimates.

Concentration of credit risk

The Company maintains cash balances primarily in one financial institution in Northern California. Accounts at this institution are insured by the Federal Deposit Insurance Corporation up to $250,000. At June 30, 2021, cash on deposit reported by the financial institutions exceeded the 2021 federally insured amount.

Exhibit 99.2
Crown Building Maintenance Co. and Crown Energy Services, Inc.
dba Able Services
Notes to Combined Financial Statements
June 30, 2021
(In thousands)

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentration of credit risk (continued)

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. Credit risk is limited due to the large customer base, the credit worthiness of the customers, and the strength of the companies. Management uses direct write off procedures for bad debts and believes that minimal exposure exists for losses from credit risks.

Cash and cash equivalents

The Company considers short-term highly liquid-investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist primarily of checking and short—term investments. The Company places its cash and temporary cash investments with high credit quality institutions. As of June 30, 2021, the Company only held cash.

Restricted cash

The Company had $5,586 of restricted cash at June 30, 2021, respectively. The restricted cash balances are being held by the Company's insurance carrier to meet the current obligations of the workers' compensation loss reserve fund.

Allowance for doubtful accounts

Accounts receivable are presented net of an allowance for doubtful accounts. The Company evaluates the collectability of its accounts receivable based on known collection risks and historical experience. In circumstances where the Company becomes aware of a specific customer's inability to meet its financial obligations to the Company, the Company records a specific allowance for bad debts against amounts due to reduce the net recognized receivable to the amount it reasonably believes will be collected. For all other customers, the Company records allowance for bad debts based on the length of time the receivables are past due and based on its historical experience. If circumstances change, such as higher than expected defaults or an unexpected material adverse change in a major customer's ability to meets its financial obligations, the Company's estimates of the recoverability of the amounts due could be reduced by a material amount. The allowance for doubtful accounts was $1,746 as of June 30, 2021.

Goodwill

Goodwill is the excess of the purchase price over the fair value of net assets acquired in business combinations accounted for under the purchase method. Goodwill relates to a 2014 acquisition. Goodwill would be subject to impairment testing only upon the occurrence of a triggering event. There were no triggering events and therefore no impairment for the six month period ended June 30, 2021.

Exhibit 99.2
Crown Building Maintenance Co. and Crown Energy Services, Inc.
dba Able Services
Notes to Combined Financial Statements
June 30, 2021
(In thousands)

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Intangible assets with estimable useful lives

Generally accepted accounting principles in the United States of America ("US GAAP") require that intangible assets with finite lives be amortized over their estimated useful lives and reviewed for impairment when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Intangible assets are comprised entirely of customer contracts and are amortized over 10 years. There were no events or changes in circumstances indicating impairment for the six month period ended June 30, 2021.

Property and equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is provided using the straight-line method over estimated useful lives of 5 to 39 years. Expenditures for maintenance and repairs are charged to expense as incurred; major replacements and improvements are capitalized. Cost and accumulated depreciation and amortization of assets sold or retired are removed from the respective property and equipment accounts, and the gain or loss, if any, is reflected in the combined statements of income and retained earnings.

Long-lived assets

The Company evaluates the carrying value of long-lived assets, including intangible assets, on an annual basis, or more frequently if impairment indicators arise. When indicators of impairment exist and assets are held for use, the Company estimates future undiscounted cash flows attributable to such assets. In the event cash flows are not expected to be sufficient to recover the recorded value of the assets, the assets are written down to their estimated fair values based on the expected discounted future cash flows attributable to the assets. Based on the results of that analysis, no impairment of long—lived assets was identified as of June 30, 2021.

Fair value of combined financial instruments

The fair value of cash and restricted cash, accounts receivable, accounts payable and accrued liabilities at June 30, 2021, approximates the carrying amount because of the relatively short-term maturities of these combined financial instruments.

Exhibit 99.2
Crown Building Maintenance Co. and Crown Energy Services, Inc.
dba Able Services
Notes to Combined Financial Statements
June 30, 2021
(In thousands)

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Workers‘ compensation and general liability loss reserve

Workers' compensation and general liability loss reserve represents the Company's estimated retained unpaid losses, allocated loss adjustment expenses and a provision for claims incurred but not reported. The Company engages third-party experts to assist in estimating the appropriate reserve. While management believes that the liability for unpaid claims at June 30, 2021 is adequate to cover the ultimate net cost of claims, the liability is based on estimates and the amount ultimately paid may be more or less than the estimates. Adjustments and changes resulting from revisions of these estimates are reported in the period in which the revisions are made.

Revenue recognition

The Company derives its revenue primarily under various types of service contracts. Revenue is recognized when a contract is approved and has commitments from both parties, the rights of the parties have been identified, payment terms are identified, the contract has commercial substance, and collectability of consideration is probable. The primary types of service contracts are described below:
•Cost-plus - Cost-plus arrangements are contracts in which the client reimburses the Company for the agreed-upon amount of wages and benefits, payroll taxes, insurance charges, and other expenses associated with the contracted work, plus a profit margin. The Company measures progress toward satisfaction of the performance obligation as the services are provided, and revenue is recognized at the agreed upon contractual amount over time because the customer simultaneously receives and consumes the benefits for the services as they are performed.
•Tag jobs - Tag jobs represent additional services requested by a customer outside the standard contract. Because the nature of these short-term contracts involves performing one-off type services, revenue is recognized at the agreed-upon contractual amount as the services are provided, because the customer simultaneously receives and consumes the benefits of the services as they are performed.
•Monthly Fixed Price - Monthly fixed-price arrangements are contracts in which the client agrees to pay a fixed fee every month over a specified contract term. The Company measures progress toward satisfaction of the performance obligation as the services are provided, and revenue is recognized at the agreed-upon contractual amount over time because the customer simultaneously receives and consumes the benefits of the services as they are performed.

Exhibit 99.2
Crown Building Maintenance Co. and Crown Energy Services, Inc.
dba Able Services
Notes to Combined Financial Statements
June 30, 2021
(In thousands)

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes

BM and AES have elected, by consent of its shareholders, to be taxed under the provisions of subchapter S of the Internal Revenue Code and various state tax laws. Under these provisions, the Company does not pay federal corporate income taxes. However, California franchise tax is limited to 1.5% of its apportioned taxable income subject to a minimum tax of $800 and other states have statutory minimum tax amounts. The shareholders, however, are liable for individual federal and state income taxes on the Company's taxable income.

California income tax has been provided for pursuant to state provisions (SB 572) conforming to federal S-Corporation law. The Company is entitled to Enterprise Zone Credits, which reduce California tax liability. At December 31, 2020, the Company has estimated an excess of approximately $10,047 in non-refundable California Enterprise Zone credits, which offset California income tax. Beginning in 2006, the Company began filing state income tax returns in Texas, Illinois, Oregon, New York, and various other states.

3.INTANGIBLE ASSETS

Intangible assets consisted of the following:

Customer Contracts	$12,099
Goodwill	4,960
17,059
Accumulated amortization	(8,162)
$8,897
The Company considers the useful economic life of customer contracts assets to be 10 years. The amortization expense for the six month period ended June 30, 2021 was $1,428. Goodwill is not amortized.

Exhibit 99.2
Crown Building Maintenance Co. and Crown Energy Services, Inc.
dba Able Services
Notes to Combined Financial Statements
June 30, 2021
(In thousands)

4.ACCRUED LIABILITIES

Accrued liabilities consisted of the following:

Current
Payroll and related obligations	$39,269
Pension and health and welfare	1,176
Taxes other than income taxes	1,280
Vacation	15,964
Workers' compensation	18,131
Other	4,640
80,460
Long-term
Payroll taxes, net of current portion	12,505
12,505

$92,965
5.LINE OF CREDIT

On March 19, 2016, the Company entered into an amendment to the credit agreement extending its revolving credit line through January 23, 2018. The agreement was subsequently extended through November 1, 2021 through a second amended and restated credit agreement. Outstanding borrowings under the line of credit shall not at any time exceed 75% of the Company's eligible accounts receivable. Interest accrues at a rate of LIBOR plus 1.35%.There were no outstanding balances on the line of credit as of June 30, 2021. The line secures a standby letter of credit with the insurance company providing workers' compensation insurance coverage. At June 30, 2021 the outstanding letter of credit was $22,279. The agreement requires the Company to comply with various financial covenants. The Company is in compliance with all financial covenants as of June 30, 2021.

Exhibit 99.2
Crown Building Maintenance Co. and Crown Energy Services, Inc.
dba Able Services
Notes to Combined Financial Statements
June 30, 2021
(In thousands)

6.DEFERRED COMPENSATION

The Company is a party to profit-sharing and deferred compensation retirement plan agreements with several management employees. The agreements call for a payment, determined by a formulized percentage of any gain realized by the Company upon the sale of substantially all of the Company's assets, to be paid to said management employees as bonus compensation if they are employed by the Company at the date of sale. In addition, annual bonuses are earned based on a formulized percentage agreement multiplied by the annual operating profit of the Company as long as the employees are employed by the Company. After termination of employment and assuming the management employee has not engaged in competition with the Company, the employee will be vested in a retirement benefit payable beginning at the age of 65 years. The benefits payable are determined by a formulized percentage of operating profits determined as of the twelve months prior to termination. The amount distributable to each employee, or if they should die, to the designated beneficiary, is payable in installments over 120 months with interest at 3%. Deferred compensation obligations under these plans at June 30, 2021 were $25,241.

BM has entered into a deferred compensation agreement with a key executive that provides for certain post—retirement benefits. BM has elected to fund this deferred compensation obligation through a rabbi trust. The rabbi trust is subject to creditor claims in the event of insolvency, but the assets held in the rabbi trust are not available for general corporate purposes. The deferred compensation obligation under this plan at June 30, 2021 was $4,317, and is included in deferred compensation plan liability on the combined balance sheet. There were no contributions to the rabbi trust during the six month period ended June 30, 2021.

7.PROFIT SHARING PLANS

AES sponsors two 401(k) plans for its employees. One plan is for the benefit of union employees and the other is for the benefit of non-union employees. All employees are eligible to participate in the respective plan depending on their union status. The Company does not make any contributions to the union plan. However, the Company makes matching contributions for non-union employees who work at specific job locations as listed in the plan document. Matching contributions are 50% of the employee's contribution to the plan with a maximum of 3% compensation.

Effective July 1, 2015, ABS makes matching contributions for nonunion employees. Non-Union employees are eligible for a match up to a maximum match of 4% of eligible compensation. Contributions to the plans were $732 during the period ended June 30, 2021.

Exhibit 99.2
Crown Building Maintenance Co. and Crown Energy Services, Inc.
dba Able Services
Notes to Combined Financial Statements
June 30, 2021
(In thousands)

7.PROFIT SHARING PLANS (continued)

The union employees at one of the BM's job locations elected to leave their union pension plan during 2010. In lieu of having BM contribute to the union retirement plan, the employees set up a 401(k) plan to which they contribute. Only employees at the job location are eligible to contribute to this plan. BM contributed to the plan at the rate of $0.97 per hour under the terms of the collective bargaining agreement which expired June 30, 2020, and is now month-to-month. The employees are responsible for all costs of maintaining the plan. Contributions to the plan were $101 during the period ended June 30, 2021. BM also sponsors a 401(k) plan for its nonunion employees. All nonunion employees are eligible to participate in the plan.

Effective July 1, 2015, BM makes matching contributions for nonunion employees. Non-Union employees are eligible for a match, up to 4% of eligible compensation. Contributions to the plan were $379 during the period ended June 30, 2021.

8.COMMON STOCK

BM has one class of common stock with 250,000 shares authorized and 125,000 issued and outstanding with no par value. AES has one class of common stock with 10,000 shares authorized and 1,000 shares issued and outstanding with a par value of $50 per share.

9.CONTINGENCIES

Legal proceedings

The Company is subject to certain legal proceedings and claims arising in the normal course of business. The Company believes that the ultimate amount of liability, if any, for any pending claims of any type will not materially affect its financial position, results of operations or liquidity.

10.RISK AND UNCERTAINTIES

On March 11, 2020, the World Health Organization declared the novel strain of coronavirus (COVID-l9) a global pandemic (“the Pandemic”). Given the unprecedented nature of this situation, the Company cannot reasonably estimate the full impact the Pandemic will have on our financial condition, results of operations, or cash flows in the foreseeable future. The ultimate impact of the Pandemic on the Company is highly uncertain and will depend on future developments, and such impacts could exist for an extended period of time, even after the Pandemic subsides.

Exhibit 99.2
Crown Building Maintenance Co. and Crown Energy Services, Inc.
dba Able Services
Notes to Combined Financial Statements
June 30, 2021
(In thousands)

11.SUBSEQUENT EVENTS

The Company has evaluated subsequent events through November 2, 2021, the date the combined financial statements were available to be issued. As of this date, no subsequent events have occurred that would have a material impact on the presentation of the Company's financial statements, except the following.
•On September 30, 2021, the Company was acquired by ABM Industries Incorporated for $830 million in cash, subject to customary closing adjustments for working capital and debt as described in the purchase agreement